Exhibit 99.2

VOIPSWITCH INC.
Index to Financial Statements

Page

Report of Independent Registered Public Accounting Firm	F-2

Financial Statements:

Balance Sheets as of December 31, 2007 (Unaudited), March 31, 2007 and March 31, 2006	F-3

Statements of Operations for the nine months ended December 31, 2008 and 2007 (Unaudited), for the year ended March 31, 2007 and for the period May 9, 2005 (inception) to March 31, 2006	F-4

Statements of Changes in Stockholders’ Equity for the year ended March 31, 2007 and for the period May 9, 2005 (inception) to March 31, 2006 and for the nine months ended December 31, 2007 (Unaudited)	F-5

Statements of Cash Flows for the nine months ended December 31, 2008 and 2007 (Unaudited), for the year ended March 31, 2007 and for the period May 9, 2005 (inception) to March 31, 2006	F-6

Notes to Financial Statements	F-7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
VoipSwitch Inc.

I have audited the accompanying balance sheets of VoipSwitch Inc. (the “Company”) as of March 31, 2007 and 2006 and the related statements of operations, changes in stockholders’ equity, and cash flows for the year ended March 31, 2007 and for the period May 9, 2005 (inception) to March 31, 2006. These financial statements are the responsibility of the Company’s management.  My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of VoipSwitch Inc. as of March 31, 2007 and 2006 and the results of its operations and cash flows for the year ended March 31, 2007 and for the period May 9, 2005 (inception) to March 31, 2006 in conformity with accounting principles generally accepted in the United States.

The balance sheets of the Company do not include any liabilities for, nor do the statements of operations include any provisions for, Republic of Poland income taxes.  As more fully described in Note 6 to the financial statements, the Republic of Poland may claim that part or all of the Company’s income is subject to the Republic of Poland corporate income tax.

/s/ Michael T. Studer CPA P.C.

Freeport, New York
December 28, 2007

VOIPSWITCH INC.
Balance Sheets

	December 31,	March 31,
	2007	2007	2006
	(Unaudited)
Assets

Current assets:
Cash and cash equivalents	$56,852	$110,941	$78,511

Total current assets	56,852	110,941	78,511

Other assets	-	-	-

Total assets	$56,852	$110,941	$78,511

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable and accrued expenses	$2,000	$5,000	$2,499
Deferred software license fees	46,874	34,340	40,339

Total current liabilities	48,874	39,340	42,838

Stockholders' equity
Capital stock, $1.00 stated value; authorized
5,000 shares, issued and outstanding 5,000,
5,000 and 5,000 shares, respectively	5,000	5,000	5,000
Additional paid-in capital	224,000	161,000	77,000
Retained earnings (deficit)	(221,022)	(94,399)	(46,327)

Total stockholders' equity	7,978	71,601	35,673

Total liabilities and stockholders' equity	$56,852	$110,941	$78,511

See notes to financial statements.

VOIPSWITCH INC.
Statements of Operations

				Period
				May 9, 2005
	Nine Months Ended		Year Ended	(Inception)
	December 31,		March 31,	to March 31,
	2007	2006	2007	2006
	(Unaudited)

Software license fees	$404,698	$402,006	$503,737	$466,927

Operating expenses:
Allocated expenses incurred by related parties	63,000	63,000	84,000	77,000
Other selling, general and administrative	40,078	41,539	44,584	36,593

Total operating expenses	103,078	104,539	128,584	113,593

Income from operations	301,620	297,467	375,153	353,334

Interest income	1,757	775	775	339

Income before income taxes	303,377	298,242	375,928	353,673

Income taxes	-	-	-	-

Net income	$303,377	$298,242	$375,928	$353,673

Net income per share - basic and diluted	$60.68	$59.65	$75.19	$70.73

Weighted average number of shares
outstanding - basic and diluted	5,000	5,000	5,000	5,000

See notes to financial statements.

VOIPSWITCH INC.
Statements of Changes in Stockholders' Equity

	Capital Stock,		Additional	Retained	Total
	$1.00 stated value		Paid-In	Earnings	Stockholders'
	Shares	Amount	Capital	(Deficit)	Equity
Sale of shares to
three directors	5,000	$5,000	$-	$-	$5,000

Allocated expenses
incurred by related
parties	-	-	77,000	-	77,000

Net income	-	-	-	353,673	353,673

Dividends paid
to stockholders	-	-	-	(400,000)	(400,000)

Balances,
March 31, 2006	5,000	5,000	77,000	(46,327)	35,673

Allocated expenses
incurred by related
parties	-	-	84,000	-	84,000

Net income	-	-	-	375,928	375,928

Dividends paid
to stockholders	-	-	-	(424,000)	(424,000)

Balances,
March 31, 2007	5,000	5,000	161,000	(94,399)	71,601

Unaudited:

Allocated expenses
incurred by related
parties	-	-	63,000	-	63,000

Net income	-	-	-	303,377	303,377

Dividends paid
to stockholders	-	-	-	(430,000)	(430,000)

Balances,
December 31, 2007	5,000	$5,000	$224,000	$(221,022)	$7,978

See notes to financial statements.

VOIPSWITCH INC.
Statements of Cash Flows

				Period
				May 9, 2005
	Nine Months Ended		Year Ended	(Inception)
	December 31,		March 31,	to March 31,
	2007	2006	2007	2006
	(Unaudited)
Cash flows from operating activities:
Net income	$303,377	$298,242	$375,928	$353,673
Adjustments to reconcile net income
to net cash provided by (used in)
operating activities:
Imputed expenses incurred by
related parties	63,000	63,000	84,000	77,000
Changes in operating assets and
liabilities:
Accounts payable and accrued
expenses	(3,000)	1	2,501	2,499
Deferred software license fees	12,534	(1,066)	(5,999)	40,339

Net cash provided by (used in)
operating activities	375,911	360,177	456,430	473,511

Cash flows from investing activities	-	-	-	-

Cash flows from financing activities:
Proceeds from sales of common stock
stock	-	-	-	5,000
Dividends paid to stockholders	(430,000)	(364,000)	(424,000)	(400,000)

Net cash provided by (used in)
financing activities	(430,000)	(364,000)	(424,000)	(395,000)

Increase (decrease) in cash and
cash equivalents	(54,089)	(3,823)	32,430	78,511

Cash and cash equivalents,
beginning of period	110,941	78,511	78,511	-

Cash and cash equivalents,
end of period	$56,852	$74,688	$110,941	$78,511

Supplemental disclosures of
cash flow information:

Interest paid	$-	$-	$-	$-

Income taxes paid	$-	$-	$-	$-

See notes to financial statements.

VOIPSWITCH INC.
Notes to Financial Statements

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

VoipSwitch Inc. (the “Company”) was incorporated in the Republic of Seychelles on May 9, 2005 under the International Business Companies Act 1994.  The Company licenses software systems (online telephony management applications) to customers online.  The two principal systems offered are priced at $3,500 and $5,000.  The Company also offers additional modules at prices ranging from $300 to $1,500. Generally, the license of a system includes remote installation and initial configuration of the main system, training related to the use of the system and modules, and 1 year technical support.

The software systems were developed by the Company’s three stockholders prior to the Company’s incorporation on May 9, 2005. Two of the three stockholders also own VoipSystems S.C. (“Systems”) and two of the three stockholders also own VoipSolutions (“Solutions”), both companies formed and operating in the Republic of Poland. Systems offers technical support and web design services to customers. Solutions develops new software for customers.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)   Basis of presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”).

(b)   Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimates.

(c)   Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, net, and accounts payable and accrued expenses.  The fair value of these financial instruments approximate their carrying amounts reported in the balance sheets due to the short term maturity of these instruments.

(d)   Foreign Currency Translation

The Company’s functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated in accordance with SFAS No. 52, “Foreign Currency Translation”, using the exchange rate prevailing at the balance sheet date. Gain and losses resulting from translation and or settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Euros.

VOIPSWITCH INC.
Notes to Financial Statements

(e)   Cash and Cash Equivalents

The Company considers all liquid investments purchased with a maturity of three months or less to be cash equivalents.

(f)    Revenue Recognition

Revenues from licenses of software are recognized upon delivery of the software when persuasive evidence of an arrangement exists, the fee is fixed or determinable, and collectibility is probable.  The portion of the fee allocated to postcontract customer support and services is recognized ratably over the period of the agreed support and services.

(g)   Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with SFAS Nos. 123 and 123(R), “Accounting for Stock-Based Compensation”.  No stock-based compensation has occurred since inception, no stock options have been granted and none are outstanding.

(h)   Income Taxes

Income taxes are accounted for under the assets and liability method.  Current income taxes are provided in accordance with the laws of the respective taxing authorities.  Deferred income taxes are provided for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards.   Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is not more likely than not that some portion or all of the deferred tax assets will be realized.

(i)    Net Income (Loss) per Share

Basic net income (loss) per share is computed on the basis of the weighted average number of common shares outstanding during the period.

VOIPSWITCH INC.
Notes to Financial Statements

Diluted net income (loss) per share is computed on the basis of the weighted average number of common shares and dilutive securities (such as stock options and convertible securities) outstanding.  Dilutive securities having an anti-dilutive effect on diluted net income (loss) per share are excluded from the calculation.

(j)    Interim Financial Information

The interim financial statements included herein as of December 31, 2007 and for the nine months ended December 31, 2007 and 2006 are unaudited. However, in the opinion of management, such information includes all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the interim financial information.

NOTE 3 – DEFFERED SOFTWARE LICENSE FEES

As described in Note 1, the Company’s licenses of its software systems generally include certain postcontract customer support (“PCS”) for one year.  In accordance with the American Institute of Certified Public Accountants (“AICPA”) Statement of Position 97-2, “Software Revenue Recognition”, the Company allocates a portion of the license fees to PCS based on the vendor-specific objective evidence of fair value (generally $800 for 1 year technical support) of the PCS and recognizes the PCS revenues ratably over the period of the agreed PCS.

Deferred software license fees (attributable to PCS) were accounted for as follows:

		Period May 9, 2005
	Year Ended	(Inception) to
	March 31, 2007	March 31, 2006
Balance, beginning of period	$40,339	$-
Additions	71,200	61,600
Recognized as revenue	(77,199)	(21,201)

Balance, end of period	$34,340	$40,399

NOTE 4 – CAPITAL STOCK

In May 2005, the Company issued a total of 5,000 ordinary shares of its capital stock to its three directors for consideration of $5,000 cash.

Since inception, the Company has had no stock options or other dilutive securities outstanding.

VOIPSWITCH INC.
Notes to Financial Statements

NOTE 5 – ALLOCATED EXPENSES INCURRED BY RELATED PARTIES

Allocated expenses incurred by related parties consisted of:

				Period
				May 9, 2005
	Nine Months Ended		Year Ended	(Inception)
	December 31,		March 31,	to March 31,
	2007	2006	2007	2006
	(Unaudited)

Directors' compensation	$36,000	$36,000	$48,000	$44,000
Technician compensation	18,000	18,000	24,000	22,000
Office and equipment use	9,000	9,000	12,000	11,000

Total	$63,000	$63,000	$84,000	$77,000

The Company receives selling and other services from two of its three directors at no cost.  The Company also receives the services of a technician and the use of office space and equipment provided by Systems and Solutions at no cost.  The Company has recorded its estimated share of these costs ($2,000 per month for each of the two directors, $2,000 per month for the technician, and $1,000 per month for the office and equipment use) as an expense and increased additional paid-in capital by the same amounts.

NOTE 6 – INCOME TAXES

The Republic of Seychelles does not tax corporations on income derived outside the Republic of Seychelles.  The Republic of Poland taxes foreign corporations only on income earned within its territory.  As all the Company’s revenues were derived from customers outside Seychelles and Poland in the year ended March 31, 2007 and in the period May 9, 2005 (inception) to March 31, 2006, the Company does not believe that it is subject to either Seychelles or Poland income tax for these periods.  Accordingly, no provisions for income taxes were recorded.

In the future, the Republic of Poland may claim that part or all of the Company’s income was earned within Poland.  If this occurs, the Company may be subject to Poland income tax at a corporate income tax rate of 19%.

NOTE 7 – SEGMENT INFORMATION

The Company operates in one business segment: licensing of telephony communications software.

VOIPSWITCH INC.
Notes to Financial Statements

Operating revenues were derived from customers located in the following major geographic areas (expressed in percentages of total operating revenues):

In 2007 and 2006, no single customer accounted for 10% or more of total operating revenues.

NOTE 8 – SUBSEQUENT EVENT (UNAUDITED)

On January 15, 2008,  the Company  and its three stockholders closed an Acquisition Agreement with VoiceServe, Inc. (“VoiceServe”) whereby VoiceServe acquired all Company issued and outstanding ordinary shares from the Company’s three stockholders.